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                                                                    Exhibit 3.02

                                 CODE OF BYLAWS
                                       OF
                               REALMED CORPORATION


                                    ARTICLE 1
                                 Identification

         1.1. Name. The name of the Corporation is RealMed Corporation (the "Corporation").

         1.2. Fiscal Year. The fiscal year of the Corporation shall begin at the beginning of the first day of January in each year and end at the close of the last day of December next succeeding.

                                    ARTICLE 2
                                     Shares

         2.1. Certificates for Shares. Pursuant to IND. CODE ss. 23-1-26-7, the Board of Directors (the "Board") is authorized to issue shares without certificates. If the Board issues share certificates, such certificates shall be in such form as the Board may prescribe from time to time signed (either manually or in facsimile) by the Chief Executive Officer, President or a Vice President of the Corporation and either the Secretary or an Assistant Secretary of the Corporation.

         2.2. Transfer of Shares. The shares of the Corporation shall be transferable on the books of the Corporation. If certificates are issued, the transfer of the shares shall occur upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness. The requirement for such witnessing may be waived in writing upon the form of endorsement by the Chief Executive Officer or President of the Corporation.

         2.3. Record Ownership of Shares or Rights. The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right of the Corporation is registered on the books of the Corporation as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

                                    ARTICLE 3
                            Meetings of Shareholders

         3.1. Place of Meetings. All meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof.

         3.2. Annual Meeting. The annual meeting of shareholders for the purpose of electing directors and transacting such other business as may properly come

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before the meeting shall be set each year by resolution of the Board. Failure to hold the annual meeting shall not work any forfeiture or a dissolution of the Corporation or affect the validity of any corporate action. The board of directors may postpone an annual meeting for which notice has been given in accordance with Section 3.4 of this Article 3.

         3.3. Special Meetings. Special meetings of the shareholders may be called by the Chief Executive Officer, President or by the Board, or, for so long as the Corporation has 50 or fewer shareholders, upon written demand by the shareholders holding not less than one-fourth of all the outstanding shares of the Corporation entitled to vote on the business proposed to be transacted at that meeting. The board of directors may postpone a special meeting for which notice has been given in accordance with Section 3.4 of this Article 3.

     3.4. Notice and Waiver. A written or printed notice, stating the place, day and hour of the annual meeting, and additionally, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the officers or persons calling the meeting, to each shareholder of the Corporation at the time entitled to vote, at such address as appears upon the records of the Corporation, no fewer than ten nor more than sixty days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder, before or after the date and time stated in the notice, if the waiver is delivered to the Corporation for inclusion in the minutes for filing with the corporate records. Attendance at a meeting, in person or by proxy, waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting the business at the meeting. Further, a shareholder's attendance at a meeting waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

     3.5. Quorum. Unless otherwise provided by the articles of incorporation or these bylaws, at any meeting of shareholders the majority of the outstanding shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum. If less than a majority of such shares are represented at a meeting, the person presiding at the meeting may adjourn the meeting from time to time. At any meeting at which a quorum is present, the person presiding at the meeting may adjourn the meeting from time to time. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         3.6. Notice of Shareholder Business. At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given in accordance with Section 3.4 of this Article 3, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or the chief executive officer, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) above, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the corporation, not less than ninety

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days nor more than one hundred twenty days prior to the first  anniversary  date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before such anniversary date and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such shareholder notice shall be given in the manner provided herein by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, including the text of any proposal to be presented, (b) the name and address, as they appear on the corporation's stock records, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any interest of the shareholder in such business. Only such business shall be brought before a special meeting of shareholders as shall have been specified in the notice of meeting given in accordance with Section 4 of this Article I. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder's notice as provided in this Section
10. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 3.6. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the bylaws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

         3.7. Notice of Shareholder Nominees. Nominations of persons for election to the board of directors of the corporation may be made at any annual meeting of shareholders by or at the direction of the board of directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting. Such shareholder nominations shall be made pursuant to timely notice given in writing to the secretary of the corporation in accordance with Section 3.6 of this Article 3. Such shareholder's notice shall set forth, in addition to the information required by Section 3.6, as to each person whom the shareholder proposes to nominate for election or re-election as a director,
(i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person,
(iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) the qualifications of the nominee to serve as a director of the corporation. In the event the board of directors calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the shareholder's notice of such nomination contains the information specified in this Section 3.7 and shall be delivered to the secretary of the corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and either the names of the nominees proposed by the board of directors to be elected at such meeting or the

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number of  directors to be elected are publicly  announced or  disclosed.  In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder's notice as provided in this Section 3.7. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this
Section 3.7. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         3.8.     Voting at Meetings.

                  (a) Voting Rights. Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every holder of the Common Stock of the Corporation shall have the right at all meetings of the shareholders of the Corporation to one vote for each share of stock standing in his name on the books of the Corporation.

                  (b) Proxies. A shareholder may vote, either in person or by proxy executed as provided by the Indiana Business Corporation Law (the "Act") by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months, unless a shorter or longer time is expressly provided in the appointment form.

         3.9. Action By Shareholders Without Meeting. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action and is evidenced by one or more written consents describing the action taken, signed by all shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes for filing with the Corporation's records.

         3.10. Participation in Meetings by Means of Conference or Other Similar Communications Equipment. Any shareholder may participate in an annual or special meeting of the shareholders by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting or otherwise participate. A shareholder participating in such a meeting by this means is deemed to be present in person at the meeting.

                                    ARTICLE 4
                               Board of Directors

         4.1. Number and Election. The Board shall consist of a minimum of seven (7) and a maximum of thirteen (13) members. The actual number of directors shall be fixed from time to time by resolution of the Board of Directors. Each director shall hold office until his successor is elected and qualified. Directors need not be shareholders.

         The Board may elect or appoint, from among its members, a Chairman of the Board (the "Chairman"), who need not be an officer or employee of the Corporation. The Chairman shall preside at all shareholder meetings and Board meetings and shall have such other powers and perform such other duties as are

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incident to such position and as may be assigned by the Board. A decrease in the number of directors does not shorten an incumbent director's term.

         The Board shall be divided into three (3) classes, each class to consist, as nearly as may be, of one-third of the number of directors then constituting the whole board of directors, with one class to be elected annually by shareholders for a term of three years, to hold office until their respective successors are elected and qualified; except that:

                  (a) the terms of directors in the first group will expire at the first annual meeting of shareholders' after their election, the terms of the second group will expire at the second annual meeting of shareholders after their election and the terms of the third class, if any, will expire at the third annual meeting of shareholders after their election;

                  (b) the term of office of a director who is elected by either the directors or shareholders to fill a vacancy in the Board shall expire at the end of the term of office of the succeeded director's class or at the end of the term of office of such other class as determined by the Board to be necessary or desirable to equalize the number of directors among the classes;

                  (c) the Board may adopt a policy limiting the time beyond which certain directors are not to continue to serve, the effect of which may be to produce classes of unequal size or to cause certain directors either to be nominated for election for a term of less than three years or to cease to be a director before expiration of the term of the director's class.

         In case of any increase in the number of directors, the additional directors shall be distributed among the several classes to make the size of the classes as equal as possible.

         4.2. Annual Meeting. The Board shall meet each year immediately after the annual meeting of the shareholders at the place where the shareholders meeting was held, unless a different time and place is established by resolution of the Board, for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board specifically called in the manner provided in Section 4.3 of this Article.

         4.3. Other Meetings. Regular meetings of the Board may be held as provide for in a Board resolution, without notice of the date, time, place or purpose of the meeting. Special meetings of the Board may be held upon the call of the Chief Executive Officer, President or of any member of the Board, at any place within or without the State of Indiana, upon forty-eight hours' notice, specifying the time, place and general purposes of the meeting, given to each director, either personally, by mailing, or by facsimile. Such notice may be waived in writing by any director, before or after the date stated in the notice, if the waiver is signed by the director and filed with the Corporation's minutes or records. In addition, a director's attendance at or participation in a meeting waives any required notice of the meeting unless the director at the

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beginning of the meeting (or promptly  upon his arrival)  objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         4.4. Quorum. At any meeting of the Board, the presence of a majority of the members of the Board shall constitute a quorum for the transaction of any business except the filling of vacancies in the Board.

         4.5. Action By Directors Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if (a) all of the then elected and qualified directors consent to the action to be taken and such consent is evidenced by one or more written consents describing the action taken, signed by all of the then elected and qualified directors, and (b) such consent is included in the minutes or filed with the corporate records reflecting the action taken.

         4.6. Interested Party Transactions; Interested Directors. The Corporation may not engage in any Interested Party Transaction (as defined below) except as authorized by the Board of Directors. For purposes of this Code of Bylaws, the term "Interested Party Transaction" means any transaction or series of directly related transactions which exceeds $50,000 in value during any calendar year and is between the Corporation, on the one hand, and a shareholder of the Corporation, or any person which controls, is controlled by, or is under common control with, any such shareholder, on the other hand. In the event that a matter to be voted upon by the Board of Directors involves a director or a director's employer (other than the Corporation) or former employer (other than the Corporation) (or any person (other than the Corporation) which controls, is controlled by, or is under common control with, any such employer), such director shall be considered an "Interested Director," and, unless all other directors agree otherwise, the Interested Director shall abstain from voting upon such matter. Notwithstanding the foregoing, in the event that the matter is the issuance of additional capital stock in which all shareholders may participate on an equitable basis, then all Interested Directors may participate in such vote.

         4.7. Compensation of Directors. The Board is empowered and authorized to fix and determine the compensation of directors for attendance at meetings of the Board, and additional compensation for any additional services that the directors may perform for the Corporation. Each director shall be reimbursed for reasonable travel and lodging expenses connected with attendance of any duly called meeting of the Board of Directors.

         4.8. Participation in Meetings by Means of Conference or Other Similar Communications Equipment. A member of the Board or of a committee designated by the Board may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in such a meeting by this means is deemed to be present in person at the meeting.

         4.9. Resignations. A director may resign at any time by delivering notice to the Board or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the

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Corporation  accepts the future  effective  date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

                                    ARTICLE 5
                                    Officers

         5.1. Number. The officers of the Corporation shall consist of a Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary, and such other officers, including a Vice Chairman, as may be chosen by the Board of Directors at such time and in such manner and for such terms as the Board of Directors may prescribe. The Chief Executive Officer may appoint one or more officers or assistant officers as he may deem necessary or advisable to carry on the operations of the Corporation. Such appointed officer(s) or assistant officer(s) shall hold office until the next annual meeting of the Board unless removed by resolution of the Board prior to such meeting date. Any two or more offices may be held by the same person.

         5.2. Election and Term of Office. The officers shall be chosen annually by the Board. Each officer shall hold office until his successor is chosen, or until his death, or until he shall have resigned or shall have been removed in the manner hereinafter provided.

         5.3. Removal. Any officer may be removed, either with or without cause, at any time, by a majority vote of the Board.

         5.4. Resignations. An officer may resign at any time by delivering notice to the Board or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

         5.5. The Chairman of the Board. The Board of Directors shall choose from among its members a Chairman of the Board who shall preside at all meetings of the Board of Directors and of the shareholders of the Corporation and shall have such other powers and perform such other duties as may, from time to time, be assigned by the Board of Directors.

         5.6. The Chief Executive Officer. The Chief Executive Officer of the Corporation shall exercise such duties as customarily pertain to the office of chief executive officer including, without limitation, general and active supervision and management over the operations, property, business and affairs of the Corporation; subject, however, to the control of the Board of Directors. The Chief Executive Officer shall have such additional powers and perform such additional duties as this Code of Bylaws may provide or as the Board of Directors may, from time to time, prescribe or delegate to him. If no Chairman of the Board is elected or appointed, the Chief Executive Officer shall preside at all meetings of shareholders, discharge all the duties which devolve upon a presiding officer, and perform such other duties as this Code of Bylaws or the Board of Directors may prescribe.

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         5.7. The Chief Financial  Officer.  The Chief Financial  Officer of the
Corporation (if one be elected or appointed) shall exercise such duties as customarily pertain to the office of chief financial officer including, without limitation, general and active supervision over the financial affairs of the Corporation; subject, however, to the control of the Chief Executive Officer. The Chief Financial Officer shall have such additional powers and perform such additional duties as this Code of Bylaws may provide or as the Chief Executive Officer or the Board of Directors may, from time to time, prescribe or delegate to him or her.

         5.8. The Chief Administrative Officer. The Chief Administrative Officer (if one be elected or appointed) shall exercise such duties as customarily pertain to the office of chief administrative officer including, without limitation, general and active supervision over the administrative affairs of the Corporation; subject, however, to the control of the Chief Executive Officer. The Chief Administrative Officer shall have such additional powers and perform such additional duties as this Code of Bylaws may provide or as the Chief Executive Officer or the Board of Directors may, from time to time, prescribe or delegate to him or her.

         5.9. The President. The President shall have such powers and perform such duties as this Code of Bylaws provides or as the Chief Executive Officer or the Board of Directors may, from time to time, prescribe or delegate to him or her.

         5.10. The Vice Chairman. The Vice Chairman shall have such powers and perform such duties as this Code of Bylaws provides or as the Chief Executive Officer or the Board of Directors may, from time to time, prescribe or delegate to him or her.

         5.11. Chief Technical Officer. The Chief Technical Officer shall have management responsibility of the Corporation with respect to technology, including, without limitation, research and development of products and services, subject to the control of the Board. The Chief Technical Officer shall perform such other duties as the Bylaws, the Chief Executive Officer or the Board may from time to time prescribe or delegate to him or her.

         5.12. General Counsel. The General Counsel (if one is elected or appointed) shall exercise such duties as customarily pertain to the office of General Counsel including, without limitation, general and active supervision over the legal affairs of the Corporation; subject, however, to the control of the Chief Executive Officer. The General Counsel shall have such additional powers and perform such additional duties as this Code of Bylaws may provide or as the Chief Executive Officer or the Board of Directors may, from time to time, prescribe or delegate to him.

         5.13. The Vice Presidents. The Vice President (or if there be more than one Vice President, the Vice Presidents in the order of their rank, or, if of equal rank, then in the order designated by the Chief Executive Officer or the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall have such powers and perform such duties as this Code of Bylaws provides or as the Chief Executive Officer or the Board of Directors may, from time to time, prescribe or delegate to him or her. The rank of Vice Presidents in descending order shall be Executive Vice President, Senior Vice President and Vice President.

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         5.14.  The  Secretary.  The  Secretary  shall  prepare  or  cause to be prepared the minutes of the meetings of the shareholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of the Code of Bylaws and as required by law; shall be custodian and responsible for the authentication of the records; and, in general, shall perform all duties incident to the office of Secretary and such other duties as this Code of Bylaws provides or as may, from time to time, be assigned by the Chief Executive Officer or the Board of Directors.

         5.15. The Assistant Secretaries. Each Assistant Secretary (if one or more Assistant Secretaries be elected or appointed) shall assist the Secretary in his duties and shall perform such other duties as the Chief Executive Officer, the Secretary or the Board of Directors may, from time to time, prescribe or delegate to him or her. At the request of the Secretary, any Assistant Secretary may, in the case of the absence or inability to act of the Secretary, temporarily act in the Secretary's place.

         5.16. The Treasurer. The Treasurer shall, subject to the control of the Chief Executive Officer, the Chief Financial Officer and the Board of Directors, have charge and custody of, and be responsible for, all funds of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; shall receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and, in general, shall perform all the duties incident to the office of Treasurer and such other duties as this Code of Bylaws provides or as may, from time to time, be assigned by the Chief Executive Officer, the Chief Financial Officer or the Board of Directors.

         5.17. The Assistant Treasurers. Each Assistant Treasurer (if one or more Assistant Treasurers be elected or appointed) shall assist the Treasurer in his duties, and shall perform such other duties as the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Board of Directors may, from time to time, prescribe or delegate to him or her. At the request of the Treasurer, the Assistant Treasurer may, in the case of the absence or inability to act of the Treasurer, temporarily act in the Treasurer's place.

         5.18. Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer, for the time being, provided a majority of the entire Board concurs therein.

         5.19. Salaries. The salaries of the officers shall be fixed, from time to time, by the Board. No officer shall be prevented from receiving such salary by reason of the fact he is also a director of the Corporation.

                                    ARTICLE 6
               Negotiable Instruments, Deeds, Contracts and Shares

         6.1. Execution of Negotiable Instruments. All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of the Corporation ("Negotiable Instruments") shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by the Chief Executive

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Officer, the President,  the Chief Financial Officer,  Vice Chairman,  the Chief
Administrative Officer or the Treasurer, signing singly, or such other officers or employees as may be directed by the Board of Directors; provided, however, that if any Negotiable Instrument is for an amount of $10,000 or more ("Large Expenditure"), such Negotiable Instrument shall require the signature of the Chief Executive Officer or Chief Financial Officer, signing singly, and no other person.

         6.2. Execution of Deeds, Contracts, Etc. All deeds and mortgages made by the Corporation and other material written contracts and agreements into which the Corporation enters other than transactions in the ordinary course of business ("Material Contracts") shall, unless otherwise directed by the Board of Directors or required by law, be executed in its name by the Chief Executive Officer, the President, the Vice Chairman, the Chief Financial Officer, the Chief Administrative Officer or the Treasurer, signing singly; provided, however, that if any Material Contract requires a Large Expenditure (as defined in Section 6.1), the Material Contract and any documents contemplated thereby shall require the signature of the Chief Executive Officer or Chief Financial Officer, signing singly, and no other person (except, when necessary or required, any such document shall be duly attested by the Secretary or Assistant Secretary). In addition to the above designated officers, written contracts and agreements in the ordinary course of business operations may be executed by any other officer or employee of the Corporation designated by the Chief Executive Officer or Chief Financial Officer to execute such contracts and agreements.

         6.3. Endorsement of Stock Certificates. Subject always to the further orders and directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned by the Corporation (including retired shares of stock of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the Chief Executive Officer and such endorsement shall be duly attested by the Secretary.

         6.4. Voting of Stock Owned by Corporation. Subject always to the further orders and directions of the Board, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholder's meeting of such other corporation by the Chief Executive Officer of the Corporation or, in his absence, by the Secretary of the Corporation. Whenever, in the judgment of the Chief Executive Officer, it is desirable for the Corporation to execute a proxy or give a shareholder's consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation and shall be attested by the Secretary of the Corporation. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have the full right, power, and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation the same as such share or shares might be voted by the Corporation.

                                    ARTICLE 7
                      Provisions for Regulation of Business
                      and Conduct of Affairs of Corporation

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         7.1.   Contracts.   Any  contract  or  other  transaction  between  the
Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of the Corporation which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board and the Board shall, nevertheless, authorize, approve, and ratify such contract or transaction by a vote of a majority of the directors on the Board who have no direct or indirect interest in the contract or transaction or, if all directors have such an interest, then by a vote of a majority of the directors. If a majority of such directors vote to authorize, approve or ratify such contract or transaction, a quorum is deemed to be present for purposes of taking such action. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

         7.2.     Indemnification.

                  (a) Definitions. Terms defined in Chapter 37 of the Act (IND. CODE Sections 23-1-37, et seq.) which are used in this Article 7 shall have the same definitions for purposes of this Article 7 as they have in such chapter of the Act.

                  (b) Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. The Corporation may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and
         (ii) an undertaking of the director or officer to repay the amount paid by the Corporation if it is ultimately determined that the director or officer is not entitled to indemnification by the Corporation.

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                  (c)  Other  Employees  or  Agents  of  the  Corporation.   The
         Corporation may, in the discretion of the Board, fully or partially provide the same rights of indemnification and reimbursement as herein above provided for directors and officers of the Corporation to other individuals who are or were employees or agents of the Corporation or who are or were serving at the request of the Corporation as employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit.

                  (d) Non-exclusive Provision. The indemnification authorized under this Section 7.2 is in addition to all rights to indemnification granted by Chapter 37 of the Act (IND. CODE Sections 23-1-37, et seq.) and in no way limits the indemnification provisions of such Chapter.

                                    ARTICLE 8
                                   Amendments

         8.1. In General. The powers to make, alter, amend or repeal this Code of Bylaws is vested exclusively in the Board, but, subject to the affirmative vote of a majority of the number of directors in office at the time of such vote shall be necessary to effect any alteration, amendment or repeal of this Code of Bylaws.



February __, 2000








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